EXHIBIT 99.1

FOR IMMEDIATE RELEASE

THE EASTERN COMPANY REPORTS FIRST QUARTER 2023 RESULTS

•	Net sales from continuing operations rose 5% to $72.5 million compared to last year’s period.

•	Inventory down 11% compared to December 31, 2022; working capital also reduced quarter over quarter.

•	New leadership team focusing on efficient operations that consistently deliver strong results.

SHELTON, CT – May 9, 2023 - The Eastern Company (“Eastern”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced the results of operations for the first fiscal quarter ended April 1, 2023.

President and CEO Mark Hernandez commented, “The first quarter was a period of significant change for The Eastern Company as our new leadership team began taking a series of actions to enhance operating efficiency, reduce costs and intensify the company’s focus on delivering value to shareholders. Our team’s top priority in 2023 is efficient operations that consistently deliver strong results. Our approach is based on four key pillars: 1) disciplined operations; 2) optimum capital utilization; 3) focused commercial business; and longer term, 4) value-adding acquisitions.

“We will be taking actions that support our goals throughout the first half of the year and believe they will have a quick impact on The Eastern Company’s financial performance and set us on a sustainable path for growth. We have already completed a full review of Eastern’s businesses and products and streamlined the company’s organizational reporting structure. We are also taking steps to further reduce working capital and improve profitability through portfolio optimization, improved pricing, effective cost recovery actions and other measures. Our companies now have a clear mandate to improve profitability and grow, in that order.”

Mr. Hernandez continued, “Eastern’s first-quarter results reflect the initial benefits of our operational improvement initiatives, with inventory as of April 1, 2023 down 11% compared to year-end 2022 and working capital as a percent of sales down to 22.1% compared to 26.1% for the fourth quarter of 2022. As a result, operating cash flow increased $10.4 million from the first quarter of 2022 to a source of cash of $6.9 million for the first quarter of 2023, enabling us to further reduce our long-term debt by $4.9 million and increase cash by $2.9 million as of April 1, 2023 compared to December 31, 2022, further strengthening our balance sheet. Our backlog as of April 1, 2023 was $72.0 million compared to $85.8 million as of April 2, 2022 as we continued transitioning from old to new programs with our commercial vehicle and automotive customers and increased shipments to customers, demonstrating that Eastern is well positioned to benefit from industry trends to electrification, digitization, and automation.”

First Quarter 2023 Financial Results

Net sales in the first quarter of 2023 increased 5% to $72.5 million from $69.0 million in the corresponding period in 2022. Sales increased in the first quarter due to increased demand for truck accessories and automotive returnable transport packaging products as well as from distributors. Our returnable transport packaging sales benefited from the increase in new automotive product launches, including several electric vehicle launches.

Net sales of existing products increased 3% in the first quarter of 2023 compared to the corresponding period in 2022. Price increases and new products increased net sales by 2% in the first quarter of 2023 compared to the corresponding period in 2022. New products included various truck mirror assemblies, rotary latches, electronic latches and locks, D-rings, and mirror cams. Price increases primarily reflect our efforts to recover an increase in raw material and freight costs.

Cost of products sold increased $2.6 million, or 5%, in the first quarter of 2023 compared to the corresponding period in 2022. The increase is primarily due to higher sales volume. Additionally, the Company paid tariff costs on China-sourced products of approximately $0.6 million in the first quarter of 2023, compared to $0.6 million in the first quarter of fiscal 2022. Most tariffs on China-sourced products have been recovered through price increases.

3 ENTERPRISE DRIVE, SUITE 408, SHELTON, CONNECTICUT  06484

PHONE (203) 729 - 2255  *  FAX (203) 723 - 8653  *  WWW.EASTERNCOMPANY.COM

Gross margin as a percentage of sales was 21% in the first quarter of fiscal 2023 compared to 21% in the first quarter of fiscal 2022.

Product development expenses increased $0.2 million, or 17% in the first quarter of 2023 when compared to the corresponding period in 2022 as we continue to invest in new products at Eberhard and Velvac. As a percentage of net sales, product development costs were 1.9% for the first quarter of 2023 and 1.7% for the corresponding period in 2022.

Selling and administrative expense increased $2.1 million, or 21%, in the first quarter of 2023 when compared to the corresponding period in 2022 primarily due to severance and other accrued compensation expenses of $1.8 million related to the elimination of the Chief Operating Officer position and the departure of our previous Chief Executive Officer and other selling costs and payroll-related expenses. The increase in selling expenses reflects both the increase in sales as well as our investments in sales capabilities.

Interest expense increased $0.3 million in the first quarter of 2023 compared to the corresponding period in 2022.

Other income was down $1.1 million in the first quarter of 2023 compared to the corresponding period in 2022. The decrease in other income of $1.1 million in the first quarter was primarily driven by an unfavorable final working capital adjustment of $0.4 million related to the sale of the Greenwald business and an unfavorable pension cost adjustment of $0.3 million in the first quarter of 2023, while in the first quarter of 2022 the Company had a favorable pension cost adjustment of $0.4 million, partially offset by a loss on the sale of the Wheeling, IL building of $0.2 million.

Net income from continuing operations for the first quarter of fiscal 2023 was $0.6 million, or $0.10 per diluted share, compared to net income from continuing operations of $2.7 million, or $0.43 per diluted share, for the comparable period in 2022. Adjusted net income from continuing operations (a non-GAAP measure) for the first quarter of fiscal 2023 was $2.2 million, or $0.36 per diluted share compared to adjusted net income from continuing operations of $2.9 million, or $0.46 per diluted share, for the comparable period in 2022. Adjusted EBITDA from continuing operations (a non-GAAP measure) for the first quarter of fiscal 2023 was $5.5 million compared to adjusted EBITDA from continuing operations of $6.1 million for the first quarter of 2022. See “Non-GAAP Financial Measures” below and the reconciliation table accompanying this release.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the first quarter of 2023 and other matters on Wednesday, May 10, 2023, at 11:00 AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll-free in the US and Canada) or 973-528-0011 (international), using access code 645693. Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/47956.

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, U.K., Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

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Safe Harbor for Forward-Looking Statements

Statements in this document about our future expectations, beliefs, goals, plans, or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations, and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words “would,” “should,” “could,” “may,” “will,” “believes,” “estimates,” “intends,” “continues,” “reflects,” “plans,” “anticipates,” “expects,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management’s current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. The risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include the impact of the COVID-19 pandemic and resulting economic effects, including supply chain disruptions, cost inflation, rising interest rates, delays in delivery of our products to our customers, impact on demand for our products, reductions in production levels, increased costs, including costs of raw materials, the impact on global economic conditions, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, the potential impact of bank failures on our ability to access financing or capital markets, and the impact of market conditions on pension plan funded status. Other factors include, but are not limited to: the effect on interest rates of the replacement of the London Interbank Offered Rate (LIBOR) with a Secured Overnight Financing Rate (SOFR), risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic and social instability; restrictions on operating flexibility imposed by the agreement governing our credit facility; the inability to achieve the savings expected from global sourcing of materials; the impact of higher raw material and component costs, including the impact of supply chain shortages and inflation, particularly steel, plastics, scrap iron, zinc, copper and electronic components; lower-cost competition; our ability to design, introduce and sell new or updated products and related components; market acceptance of our products;  the inability to attain expected benefits from acquisitions or the inability to effectively integrate such acquisitions and achieve expected synergies; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets; costs and liabilities associated with environmental compliance; the impact of climate change or terrorist threats and the possible responses by the U.S. and foreign governments; failure to protect our intellectual property; cyberattacks; materially adverse or unanticipated legal judgments, fines, penalties or settlements.  There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this report should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted Net Income from Continuing Operations, Adjusted Earnings Per Share from Continuing Operations and Adjusted EBITDA from Continuing Operations, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, net income from continuing operations, diluted earnings per share from continuing operations, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted Net Income from Continuing Operations is defined as net income from continuing operations excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  Adjusted Net Income from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Earnings Per Share from Continuing Operations is defined as earnings per share from continuing operations excluding, when incurred, certain per share gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  We believe that Adjusted Earnings Per Diluted Share from Continuing Operations provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis from period to period.

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Adjusted EBITDA from Continuing Operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses.  Adjusted EBITDA from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, U.S. GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to U.S. GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

Mark Hernandez or Nicholas Vlahos

203-729-2255

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended
	April 1, 2023	April 2, 2022
Net sales	$72,495,367	$69,014,648
Cost of products sold	(56,997,668)	(54,438,968)
Gross margin	15,497,699	14,575,680

Product development expense	(1,401,199)	(1,197,008)
Selling and administrative expenses	(11,937,637)	(9,865,614)
Operating profit	2,158,863	3,513,058

Interest expense	(726,006)	(434,335)
Other (expense) income	(630,699)	488,520
Income from continuing operations before income taxes	802,158	3,567,243

Income tax expense	(194,845)	(881,125)
Net income from continuing operations	607,313	2,686,118

Discontinued Operations
Gain from operations of discontinued operations	-	471,187
Income tax expense	-	(126,867)
Gain from discontinued operations	-	344,320

Net income	$607,313	$3,030,438

Earnings per share from continuing operations:
Basic	$0.10	$0.43

Diluted	$0.10	$0.43

Earnings per share from discontinued operations:
Basic	$-	$0.06

Diluted	$-	$0.05

Total earnings per share:
Basic	$0.10	$0.49

Diluted	$0.10	$0.48

Cash dividends per share:	$0.11	$0.11

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 1, 2023	December 31, 2022
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$13,071,017	$10,187,522
Accounts receivable, less allowances: 2023 - $676,000; 2022 - $677,000	44,481,853	42,886,250
Inventories	57,652,961	64,636,591
Current portion of notes receivable	214,780	1,006,421
Prepaid expenses and other assets	6,639,228	6,598,774
Total Current Assets	122,059,839	125,315,558

Property, Plant and Equipment	57,318,367	56,112,889
Accumulated depreciation	(30,877,891)	(30,000,797)
Property, Plant and Equipment, Net	26,440,476	26,112,092

Goodwill	70,788,971	70,777,459
Trademarks	5,514,888	5,514,886
Patents and other intangibles net of accumulated amortization	17,987,968	18,819,897
Long term notes receivable, less current portion	905,851	2,276,631
Deferred Income Taxes	488,989	488,989
Right of Use Assets	11,564,607	12,217,521
Total Other Assets	107,251,274	110,095,383

TOTAL ASSETS	$255,751,589	$261,523,033

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 1, 2023	December 31, 2022
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$26,643,423	$27,638,317
Accrued compensation	2,233,923	3,327,832
Other accrued expenses	3,900,764	3,944,964
Current portion of operating lease liability	3,030,116	3,059,547
Current portion of finance lease liability	150,773	-
Current portion of long-term debt	9,375,000	9,010,793
Total Current Liabilities	45,333,999	46,981,453

Other long-term liabilities	754,762	754,762
Operating lease liability, less current portion	8,556,037	9,195,205
Finance lease liability, less current portion	846,547	-
Long-term debt, less current portion	49,661,128	55,136,231
Accrued postretirement benefits	664,293	666,222
Accrued pension cost	23,134,787	22,174,465
Total Liabilities	128,951,553	134,908,338

Shareholders’ Equity
Voting Preferred Stock, no par value:	-	-
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:	-	-
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	33,536,918	33,586,165
Issued: 9,066,057 shares in 2023 and 9,056,421 shares in 2022
Outstanding: 6,231,612 shares in 2023 and 6,221,976 shares in 2022
Treasury Stock: 2,834,445 shares in 2023 and 2,834,445 shares in 2022	(22,544,684)	(22,544,684)
Retained earnings	138,908,874	138,985,852
Accumulated other comprehensive income (loss):
Foreign currency translation	(804,393)	(1,140,978)
Unrealized gain on interest rate swap, net of tax	1,172,067	1,449,754
Unrecognized net pension and postretirement benefit costs, net of tax	(23,468,746)	(23,721,414)
Accumulated other comprehensive loss	(23,101,072)	(23,412,638)
Total Shareholders’ Equity	126,800,036	126,614,695
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$255,751,589	$261,523,033

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	April 1, 2023	April 2, 2022
Operating Activities
Net income	$607,313	$3,030,438
Less: gain from discontinued operations	-	344,320
Income from continuing operations	607,313	2,686,118
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,814,749	1,830,427
Unrecognized pension and postretirement benefits	880,421	247,133
Loss on sale of equipment and other assets	-	268,770
Provision for doubtful accounts	3,269	19,740
Stock compensation (benefit) expense	(49,246)	221,468
Changes in operating assets and liabilities:
Accounts receivable	(1,585,976)	(3,951,314)
Inventories	7,212,179	(4,902,631)
Prepaid expenses and other	(37,330)	(1,075,545)
Other assets	(155,055)	(89,366)
Accounts payable	(1,031,704)	3,526,499
Accrued compensation	(1,104,186)	(1,858,898)
Other accrued expenses	305,824	(478,878)
Net cash provided by (used in) operating activities	6,860,258	(3,556,477)

Investing Activities
Payments received from notes receivable	2,233,192	175,220
Proceeds from sale of equipment	-	1,371,073
Purchases of property, plant, and equipment	(1,151,205)	(572,047)
Net cash provided by investing activities	1,081,987	974,246

Financing Activities
Proceeds from short term borrowings (revolver)	(268,249)	5,000,000
Principal payments on long-term debt	(4,858,000)	(1,852,107)
Financing leases, net	723,254	(92,111)
Purchase common stock for treasury	-	(766,889)
Dividends paid	(684,293)	(687,180)
Net cash (used in) provided by financing activities	(5,087,288)	1,601,713

Discontinued Operations
Cash used in operating activities	-	(396,936)
Cash used in discontinued operations	-	(396,936)

Effect of exchange rate changes on cash	28,538	(22,903)
Net change in cash and cash equivalents	2,883,495	(1,400,357)

Cash and cash equivalents at beginning of period	10,187,522	6,602,429
Cash and cash equivalents at end of period [1]	$13,071,017	$5,202,072

Supplemental disclosure of cash flow information:
Interest	$716,763	$463,080
Income taxes	(59,681)	110,917

Non-cash investing and financing activities
Right of use asset	(652,914)	292,097
Lease liability	(328,721)	(226,903)

1 includes cash from assets held for sale of $0.1 million as of April 2, 2022

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Reconciliation of Non-GAAP Measures
Adjusted Net Income and Adjusted Earnings per Share from Continuing Operations Calculation
For the Three Months ended April 1, 2023 and April 2, 2022
($000's)

	Three Months Ended
	April 1, 2023		April 2, 2022
Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$607		$2,686

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):

Basic	$0.10		$0.43
Diluted	$0.10		$0.43

Adjustments:
Loss on sale of Wheeling, IL building, net of tax	-		202	A
Severance and accrued compensation, net of tax	1,349	B	-
Greenwald final sale adjustment, net of tax	293	C	-
Total adjustments (non-GAAP)	$1,642		$202

Adjusted net income from continuing operations	$2,249		$2,888

Adjusted earnings per share from continuing operations (non-GAAP):

Basic	$0.36		$0.46
Diluted	$0.36		$0.46

A)	Loss on sale of ILC building in Wheeling, IL
B)	Severance expenses associated with accrued compensation and severance related to the elimination of the Chief Operating Officer position and the departure of the Chief Executive Officer
C)	Final settlement of working capital adjustment associated with Greenwald sale

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Reconciliation of Non-GAAP Measures
Adjusted EBITDA from Continuing Operations Calculation
For the Three Months ended April 1, 2023 and April 2, 2022
($000's)

	Three Months Ended
	April 1, 2023		April 2, 2022

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$607		$2,686

Interest expense	726		434
Provision for income taxes	195		881
Depreciation and amortization	1,815		1,830
Loss on sale of Wheeling, IL building	-		269	A
Severance and accrued compensation	1,799	B	-
Greenwald final sale adjustment	390	C	-
Adjusted EBITDA from continuing operations	$5,532		$6,100

A)	Loss on sale of ILC building in Wheeling, IL
B)	Severance expenses associated accrued compensation and severance related to the elimination of the Chief Operating Officer position and the departure of the Chief Executive Officer
C)	Final settlement of working capital adjustment associated with Greenwald sale

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